Exhibit 10.1

REPAY HOLDINGS CORPORATION

July 13, 2026

This agreement (the “Cooperation Agreement”) memorializes the understandings and agreements that Repay Holdings Corporation (the “Company”) and PCP Managers II, L.P. (the “Investor Party”) have reached relating to, among other things, the appointment of Zach Sadek to the Company’s Board of Directors (the “Board”).

The Company and the Investor Party have successfully reached the following agreements:

1.
In accordance with the Company’s organizational documents and applicable law, the Company agrees that the Board and each applicable committee of the Board shall take all actions necessary to, in each case, subject to Section 2:
(a)
as promptly as practicable following the date hereof, increase the size of the Board from six (6) to seven (7) members;
(b)
as promptly as practicable following the date hereof, appoint Mr. Sadek as a director, to fill the newly created vacancy resulting from the increase in the size of the Board, for a term expiring at the 2027 annual meeting of the Company’s stockholders (including any adjournments, postponements, reschedulings or continuations thereof, the “2027 Annual Meeting”); and
(c)
nominate Mr. Sadek as a candidate for election to the Board at the 2027 Annual Meeting and recommend, support and solicit proxies for the election of Mr. Sadek at the 2027 Annual Meeting in a manner no less rigorous and favorable than the manner in which the Company supports the Board’s other nominees; provided, however, that the Company’s obligations under this clause (c) shall terminate automatically on the date of Mr. Sadek’s departure from the Board.
2.
Prior to the date hereof, the Board has determined that Mr. Sadek is an “Independent Director,” as defined in the listing rules of the NASDAQ Stock Market LLC (“Nasdaq”) (or applicable requirement of such other national securities exchange designated as the primary market on which the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), is listed for trading). In connection with the foregoing, and as a condition to Mr. Sadek’s appointment to the Board, Mr. Sadek has:
(a)
provided (i) such information required to be or customarily disclosed by directors or director candidates in proxy statements or other filings under applicable law or stock exchange regulations; (ii) such information reasonably requested by the Board in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations; and (iii) a fully completed and executed copy of the Company’s director candidate questionnaire (substantially in the form completed by the Company’s incumbent non‑employee directors), as provided by the Company;
(b)
participated in customary procedures for new director candidates, including, without limitation, meetings with the members of the Nominating and Corporate Governance Committee of the Board; and

Cooperation Agreement

(c)
consented to being appointed by the Company as a member of the Board and to serve as a director.
3.
The Company and the Investor Party acknowledge that Mr. Sadek, upon his appointment to the Board and for so long as he is a member of the Board, shall be governed by, and shall strictly adhere to, all the same policies, processes, procedures, codes, rules, standards and guidelines applicable to members of the Board, including, without limitation, the Company’s Corporate Governance Guidelines, the Code of Ethics and the Securities Trading Policy and any other policies on stock ownership, public disclosures, legal compliance and confidentiality (collectively, the “Company Policies”), in each case, in effect and as amended from time to time, and all applicable rules and regulations of Nasdaq (including, without limitation, its independence standards). The Company agrees that, upon his appointment to the Board and for so long as he is a member of the Board, Mr. Sadek shall be entitled to receive the same level of compensation for his service as a director as the other non‑employee directors on the Board; provided, that Mr. Sadek’s initial equity grant for his service as a director shall be made on July 31, 2026. The Company agrees to cooperate in good faith with the Investor Party to facilitate the disbursement of Mr. Sadek’s compensation to an account designated and owned or otherwise controlled by the Investor Party, subject to applicable law and the Company’s reasonable determination that no adverse tax, securities or other regulatory consequences would result from any such disbursement. In addition, subject to compliance with applicable law, for U.S. federal income tax purposes, the parties intend to treat Investor Party (or its designee) as the recipient of all cash and equity compensation payable to Mr. Sadek in respect of Mr. Sadek’s service on the Board or any committee thereof and, subject to compliance with applicable law, the parties hereto shall prepare all U.S. federal (and applicable state and local) tax reporting documents, and report all relevant U.S. federal (and applicable state and local) income taxes, accordingly.
4.
Notwithstanding anything to the contrary contained in this Cooperation Agreement or the Company Policies, the Company agrees that Mr. Sadek is a stockholder designee of the Investor Party and, as a result, Mr. Sadek may, subject to his fiduciary duties under Delaware law, provide confidential information of the Company to the Investor Party that Mr. Sadek learns in his capacity as a member of the Board; provided, however, that prior to Mr. Sadek providing any such confidential information to the Investor Party and as a condition precedent to the Investor Party requesting or receiving any such information, the Company and the Investor Party shall execute a customary confidentiality agreement (the “Confidentiality Agreement”), substantially in the form attached as Exhibit A hereto, pursuant to which, among other things, the Investor Party (a) is informed of the confidential nature of the confidential information and (b) agrees that it shall refrain from disclosing the confidential information to anyone (other than its Representatives, as defined in the Confidentiality Agreement, acting in accordance with the Confidentiality Agreement), by any means, or from otherwise using the confidential information in any way other than in connection with assisting the Investor Party in the evaluation of its investment in the Company.
5.
The Investor Party acknowledges and agrees that (a) it shall be subject to customary trading restrictions while in possession of material non-public information concerning the Company, (b) it is aware of the Company’s Securities Trading Policy, (c) Mr. Sadek shall be subject to the Company’s Securities Trading Policy and (d) Mr. Sadek shall be subject to any

Cooperation Agreement

“blackout” periods applicable to all directors of the Company, which may affect the ability of the Investor Party to trade in the Company’s securities.
6.
Except as otherwise provided in Section 8, from the date hereof until the Termination Date (as defined below), the Investor Party agrees that it shall not, and shall cause its controlled Affiliates (as defined below) (which for the purposes of this Section 6 shall include PCP Manager II GP, LLC and each of its controlled Affiliates (together, the “Investor Covered Persons”)) not to, directly or indirectly, without prior approval of the Board:
(a)
nominate, support, or recommend for nomination a person for election to the Board at any meeting of stockholders at which directors are to be elected;
(b)
(i) initiate, knowingly encourage, assist or in any way participate in any “solicitation” (as such term is used in the proxy rules of the U.S. Securities and Exchange Commission (the “SEC”), including, without limitation, any solicitations of the type contemplated by Rule 14a-2(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of proxies or consents with respect to, or from the holders of, any securities of the Company, including, without limitation, in connection with the election or removal of directors or any other matter or proposal; or (ii) become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in any such solicitation of proxies or consents;
(c)
submit, initiate, make or be a proponent of any stockholder proposal for consideration at, or bring any other business before, any meeting of stockholders;
(d)
initiate, knowingly encourage, assist or participate in any solicitation of proxies in respect of any stockholder proposal for consideration at, or other business brought by a stockholder before, any meeting of stockholders; provided, that this Section 6(d) shall not in any way restrict Mr. Sadek from participating in the solicitation of proxies in his capacity as a member of the Board;
(e)
initiate, knowingly encourage, assist or participate in any “withhold” or similar campaign with respect to any meeting of stockholders;
(f)
form, join (whether or not in writing) or act in concert with any “group” (as such term is defined in Section 13(d) of the Exchange Act) with any Third Party (as defined below) with respect to any securities of the Company, or any securities convertible or exchangeable into or exercisable for any such securities;
(g)
make, or knowingly solicit any Third Party to, on an unsolicited basis, make, an offer or proposal (with or without conditions) with respect to, or initiate, make, offer, commence, propose to effect, indicate an interest or in any way participate, and directly or indirectly, in any merger, amalgamation, consolidation, acquisition, business combination, sale of all or substantially all of the Company’s assets, recapitalization, restructuring, liquidation, dissolution or similar transaction involving the Company, any of its subsidiaries or any of their respective securities or assets (each, an “Extraordinary Transaction”), or enter into an agreement or understanding with any Third Party in making such an offer or proposal, in each case that would require or result in, or would reasonably be expected to require or result in, public announcement or disclosure by the Investor Party regarding any such matter (for the avoidance of doubt, this

Cooperation Agreement

Section 6(g) shall not apply with respect to any Permitted Proposal (as defined below));
(h)
publicly make, or knowingly solicit any Third Party to make, any proposal (with or without conditions) with respect to, or initiate, make, offer, commence, propose to effect, and directly or indirectly, in any tender or exchange offer for any securities of the Company, or enter into an agreement or understanding with any Third Party in initiating, making, offering, commencing, proposing to effect, indicating an interest or in any way participating, directly or indirectly, in any such tender or exchange offer (for the avoidance of doubt, this Section 6(h) shall not apply with respect to any Permitted Proposal);
(i)
publicly make any disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board or any director, the Company or its management, policies, strategy, operations, financial results, affairs, assets or securities or this Cooperation Agreement that is inconsistent with the provisions of this Cooperation Agreement (including, without limitation, any exhibits hereto);
(j)
make or submit any proposal or knowingly take any public action in support of, or seek to encourage, or assist any person in seeking, (i) any change in the number or term of directors serving on the Board or the filling of any vacancies on the Board; (ii) any change in the Company’s business, operations, strategy, management, governance, corporate structure or other affairs or policies; (iii) causing a class of securities of the Company to be delisted from, or cease to be authorized or quoted on, any securities exchange; or (iv) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act, in each case that would require or result in, or would reasonably be expected to require or result in, public announcement or disclosure by the Investor Party regarding any such matter;
(k)
make a request for any stockholder list or other Company books and/or records; provided, that nothing in this Cooperation Agreement shall restrict Mr. Sadek’s rights as a director of the Company under Section 220(d) of the Delaware General Corporation Law;
(l)
enter into any agreements or understandings (whether written or oral) with any person with respect to any action that the Investor Party is prohibited from taking pursuant to clauses (a) through (k) above, or finance, advise or assist any person to take any such action or make any statement with respect to any of the foregoing, or otherwise take or cause any action or make any public statement inconsistent with any of the foregoing; or
(m)
take any action that could reasonably be expected to force the Company to make a public disclosure with respect to any of the foregoing; provided, however, that this clause (m) shall not prohibit the Investor Party from instituting or pursuing an action to enforce the provisions of this Cooperation Agreement.

The restrictions in this Section 6 shall terminate automatically upon the earliest occurrence of any of the following: (A) the Company’s entry into a definitive agreement with respect to any Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the Common Stock or assets having an aggregate value exceeding 50% of the aggregate enterprise value of the Company; (B) a public announcement by the Company that the Board has authorized, commenced or is conducting a formal process to solicit, explore or

Cooperation Agreement

pursue offers, proposals or indications of interest from any Third Party with respect to an Extraordinary Transaction; and (C) the commencement of any tender or exchange offer (by any person or group other than the Investor Party or its Affiliates) which, if consummated, would constitute an Extraordinary Transaction that would result in the acquisition by any person or group (with the exception of the Investor Party and any of its Affiliates) of more than 50% of the Common Stock, so long as the Company does not publicly file a recommendation that its stockholders reject such tender or exchange offer within 10 business days of such offer (any “stop, look and listen” communication issued by the Company pursuant to Rule 14d-9(f) promulgated by the SEC under the Exchange Act in response to the commencement of any tender or exchange offer shall not be deemed as the Company or the Board approving, endorsing or recommending such offer).

Notwithstanding the restrictions in this Section 6 or anything to the contrary contained elsewhere in this Cooperation Agreement, (x) the Company acknowledges that nothing herein shall in any way restrict Mr. Sadek, upon his appointment to the Board and for so long as he is a member of the Board, from fulfilling his fiduciary duties and obligations in his capacity as a director of the Company, including, without limitation, from privately communicating to or with the Board or any officer of the Company or its legal counsel regarding any matter in furtherance of the fulfillment of such fiduciary duties and obligations or from becoming a “participant” of the Company in a “solicitation” by the Company (as such terms are defined in Instruction 3 to Item 4 of Schedule 14A and Rule 14a‑1 of Regulation 14A, respectively, under the Exchange Act) of proxies or consents; and (y) nothing herein shall prohibit the Investor Party from (A) communicating privately with any member of senior management of the Company (including without limitation the Company’s Chief Executive Officer, Chief Financial Officer, and General Counsel) or any member of the Board regarding any matter (it being understood that the Investor Party shall not engage in any such private communications if the content of such communications would reasonably be expected to require any public disclosure of such communications, without the prior authorization of the Board or Chief Executive Officer); (B) privately communicating to the Investor Party’s or its Affiliates’ investors or potential investors regarding the Company; provided that any such communications to investors or potential investors (1) are subject to reasonable confidentiality obligations of such investors or potential investors and are not reasonably expected to be publicly disclosed, (2) are not made with an intent to, and do not, circumvent any of the restrictions in this Cooperation Agreement or otherwise in bad faith and (3) are not intended to, and would not reasonably be expected to, require any public disclosure of such communications; (C) making any factual statement to comply with any subpoena or other legal process or respond to a request for information from any governmental or regulatory authority with jurisdiction over the party from whom information is sought or to enforce such person’s rights hereunder; (D) voting, transferring or hedging shares of Common Stock; (E) participating in rights offerings made by the Company to all holders of its Common Stock, receiving any dividends or similar distributions with respect to any securities of the Company held by the Investor Party, tendering shares of Common Stock, or otherwise exercising rights under its Common Stock that are not the subject of this Section 6; (F) making a proposal relating to an Extraordinary Transaction, provided that the Board has expressly indicated its affirmative willingness to consider such proposal (a “Permitted Proposal”); (G) privately requesting from the Board or management a waiver of any provision of this Cooperation Agreement in a manner that would not reasonably be expected to require public disclosure of such request or (H) publicly making (including through any of its controlled Affiliates) a factual statement as to how it intends to vote on any matter or

Cooperation Agreement

proposal; provided, however, that clauses (x) and (y) shall not require management of the Company or any member of the Board to communicate with the Investor Party more frequently or otherwise engage in more substantive communications with the Investor Party than with any stockholder of the Company.

7.
For the avoidance of doubt, the Investor Party shall not, directly or indirectly, cause or knowingly encourage any of its controlled Affiliates to take any action that, if taken by the Investor Party, would constitute a violation or breach of any term or condition of this Cooperation Agreement.
8.
The term of this Cooperation Agreement shall commence on the date hereof and terminate (and this Cooperation Agreement, including, without limitation, the Company’s obligations under Section 1(c), shall be of no further force or effect) upon the earlier to occur of (a) the date that is thirty (30) calendar days after the date of Mr. Sadek’s departure from the Board and (b) the first day following the conclusion of the 2027 Annual Meeting (the earlier of (a) and (b), the “Termination Date”); provided, however, that (i) the Investor Party may earlier terminate this Cooperation Agreement if the Company commits a material breach of this Cooperation Agreement that is not cured within thirty (30) calendar days after the Company’s receipt of written notice of such breach from the Investor Party, and (ii) the Company may earlier terminate this Cooperation Agreement if the Investor Party commits a material breach of this Cooperation Agreement that is not cured within thirty (30) calendar days after the Investor Party’s receipt of written notice of such breach from the Company. Notwithstanding the foregoing, (x) no termination of this Cooperation Agreement shall relieve any party of liability for any breach of this Cooperation Agreement arising prior to such termination; (y) this Section 8, Sections 9 through 17 and, for the avoidance of doubt, the Confidentiality Agreement in accordance with its terms, shall survive the termination of this Cooperation Agreement; and (z) the prohibition in Section 6(h) shall survive the termination of this Cooperation Agreement and remain in full force and effect until June 30, 2027.
9.
Each party represents and warrants that he or it is duly authorized and has legal capacity to execute and deliver this Cooperation Agreement. Each party represents and warrants to the other parties that the execution and delivery of this Cooperation Agreement and the performance of such party’s obligations hereunder have been duly authorized and that this Cooperation Agreement is a valid and legal agreement binding on such party and enforceable in accordance with its terms (assuming the valid execution of this Cooperation Agreement by the other parties), except as enforcement of this Cooperation Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles.
10.
Any notices required or permitted to be given under this Cooperation Agreement shall be in writing and shall be delivered by certified mail, overnight courier or electronic mail to the addresses specified on the signature pages of this Cooperation Agreement.
11.
This Cooperation Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures (including, without limitation, electronic signatures) to this Cooperation Agreement transmitted by electronic mail shall have the same effect as physical delivery of a paper

Cooperation Agreement

document bearing an original signature. This Cooperation Agreement, including any exhibits hereto, contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties with respect to the subject matter of this Cooperation Agreement. No modifications of this Cooperation Agreement can be made except in writing signed by each of the parties.
12.
If any provision of this Cooperation Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Any provision held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. When a reference is made in this Cooperation Agreement to any Section, such reference shall be to a Section of this Cooperation Agreement, unless otherwise indicated. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Cooperation Agreement shall refer to this Cooperation Agreement as a whole and not to any particular provision of this Cooperation Agreement. The term “Affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act; provided, however, that, for purposes of this Cooperation Agreement, the Investor Party shall not be deemed an Affiliate of the Company, and the Company shall not be deemed an Affiliate of the Investor Party; provided, further, that “Affiliates” of a person shall not include any entity, solely by reason of the fact that one or more of such person’s employees or principals serves as a member of its board of directors or similar governing body, unless such person otherwise controls such entity (as the term “control” is defined in Rule 12b-2 under the Exchange Act); provided, further, that with respect to (a) the Investor Party, “Affiliates” shall not include any portfolio operating company (as such term is understood in the private equity industry) of any of the Investor Party or its Affiliates (unless such portfolio operating company is acting at the direction of the Investor Party or any of its Affiliates to engage in conduct that is prohibited by this Cooperation Agreement) and (b) PCP Manager II GP, LLC, “Affiliates” shall not include any portfolio operating company (as such term is understood in the private equity industry) of any of PCP Manager II GP, LLC or its Affiliates (unless such portfolio operating company is acting at the direction of PCP Manager II GP, LLC or any of its Affiliates to engage in conduct that is prohibited by this Cooperation Agreement).
13.
Until the Termination Date, each party hereby covenants and agrees that it shall not, and shall not permit any of its controlled Affiliates, and its and their respective directors, officers, employees, partners, members, managers, consultants, legal or other advisors, agents and other representatives acting in a capacity on behalf of, in concert with or at the direction of such person or its controlled Affiliates (collectively, “Representatives”) (solely in the context of their representation of such party) to, directly or indirectly, alone or in concert with others, encourage, threaten, initiate or pursue, or assist any person that is not a party or any of its Representatives (collectively, a “Third Party”) to encourage, threaten, initiate or pursue, any lawsuit, claim or proceeding before any court (each, a “Legal Proceeding”) against any other party or any other party’s Representatives or former directors or officers (in either case, solely in the context of their representation of such other party), except for (a) any Legal Proceeding initiated primarily to remedy a breach of or to enforce this Cooperation Agreement; (b) counterclaims with respect to any proceeding initiated by, or on behalf of, one (1) party or its controlled Affiliates against any other party or any of such party’s controlled Affiliates; and (c) the exercise of statutory appraisal rights; provided, however, that the foregoing shall not prevent any party or any of its

Cooperation Agreement

Representatives from responding to oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes (each, a “Legal Requirement”) in connection with any Legal Proceeding if such Legal Proceeding has not been initiated by, on behalf of or at the direct or indirect suggestion of such party or any of its Representatives (solely in the context of their representation of such party); provided, further, that in the event any party or any of its Representatives is subject to such Legal Requirement, such party shall give prompt written notice of such Legal Requirement to the other parties (except where such notice would be prohibited by applicable law). Each party represents and warrants that neither it nor any assignee has filed any lawsuit against any other party.
14.
This Cooperation Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its conflict of laws principles. The parties agree that exclusive jurisdiction and venue for any Legal Proceeding arising out of or related to this Cooperation Agreement shall exclusively lie in the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts sitting in the State of Delaware, and any appellate court from any such state or Federal court. Each party waives any objection it may now or hereafter have to the laying of venue of any such Legal Proceeding, and irrevocably submits to personal jurisdiction in any such court in any such Legal Proceeding and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any court that any such Legal Proceeding brought in any such court has been brought in any inconvenient forum. Each party consents to accept service of process in any such Legal Proceeding by (a) in the case of the Company, service of a copy thereof upon either its registered agent in the State of Delaware or the Secretary of State of the State of Delaware, with a copy delivered to it by certified or registered mail, postage prepaid, return receipt requested, addressed to it at the address specified on the signature pages of this Cooperation Agreement, and (b) in the case of the Investor Party, by certified or registered mail, postage prepaid, return receipt requested, addressed to it at the address specified on the signature pages of this Cooperation Agreement. Nothing contained herein shall be deemed to affect the right of any party to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS COOPERATION AGREEMENT.
15.
(a) Following the execution of this Cooperation Agreement (and in any case prior to the filing of the Schedule 13D Amendment pursuant to Section 15(c)), the Company shall issue a press release (the “Press Release”), substantially in the form attached as Exhibit B hereto. Prior to the issuance of the Press Release, no party shall issue any press release or other public statement regarding this Cooperation Agreement or the subject matter hereof or take any action that would require public disclosure of this Cooperation Agreement.
(b)
Within four (4) business days following the execution of this Cooperation Agreement (and not before the issuance of the Press Release), the Company shall file a Current Report on Form 8-K (the “Form 8-K”) reporting entry into this Cooperation Agreement and appending or incorporating by reference this Cooperation Agreement as an exhibit thereto. The Company shall provide the Investor Party with a reasonable opportunity to review and comment on the Form 8-K prior to it being filed with the SEC and consider in good faith any comments of the Investor Party.

Cooperation Agreement

(c)
No later than two (2) business days following the execution of this Cooperation Agreement (and not before the issuance of the Press Release), the Investor Party shall file with the SEC an amendment to that certain Schedule 13D originally filed by members of the Investor Party with the SEC on February 20, 2024, in compliance with Section 13 of the Exchange Act, reporting its entry into this Cooperation Agreement and including this Cooperation Agreement as an exhibit thereto (the “Schedule 13D Amendment”). The Investor Party shall provide the Company with a reasonable opportunity to review and comment on the Schedule 13D Amendment prior to filing and shall consider in good faith any comments of the Company.
(d)
Except for the issuance of the Press Release, the filing of the Form 8-K and the filing of the Schedule 13D Amendment, no party shall issue any press release or other public statement (including, without limitation, in any filing required under the Exchange Act), or speak to any member of the media, regarding any other party or the subject matter of this Cooperation Agreement that is inconsistent with this Cooperation Agreement without the prior written consent of all other parties, except as required by law, Legal Requirement or applicable stock exchange listing rules or otherwise in accordance with this Cooperation Agreement.
16.
Each party shall be responsible for its own fees and expenses in connection with the negotiation and execution of this Cooperation Agreement and the transactions contemplated hereby; provided, that the Company shall promptly reimburse the Investor Party for its reasonable and well documented out-of-pocket fees and expenses incurred by the Investor Party in connection with the negotiation and execution of this Cooperation Agreement and the transactions contemplated hereby, provided, however, that such reimbursement shall not exceed $45,000 in the aggregate.
17.
Each party to this Cooperation Agreement acknowledges and agrees that a non‑breaching party would be irreparably injured by an actual breach of this Cooperation Agreement by any other party or its Representatives and that monetary remedies would be inadequate to protect the parties against any actual or threatened breach or continuation of any breach of this Cooperation Agreement. Without prejudice to any other rights and remedies otherwise available to the parties under this Cooperation Agreement, each party shall be entitled to seek equitable relief by way of injunction or otherwise and specific performance of the provisions hereof upon satisfying the requirements to obtain such relief without the necessity of posting a bond or other security, if any party or any of its Representatives breaches or threatens to breach any provision of this Cooperation Agreement. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Cooperation Agreement but shall be in addition to all other remedies available at law or equity to the non-breaching party. In any action or proceeding to enforce the terms of this Cooperation Agreement, the prevailing party shall be entitled to recover its reasonable and well documented out-of-pocket fees and expenses (including, without limitation, reasonable attorneys’ fees and other legal expenses) from the non-prevailing party.

(Signature pages follow.)

If the foregoing accurately sets forth our agreements, please sign this Cooperation Agreement where indicated below.

Sincerely,

REPAY HOLDINGS CORPORATION

By: /s/ John Morris

Name: John Morris

Title: Chief Executive Officer

Address for Notices to the Company:

Repay Holdings Corporation

3060 Peachtree Road NW, Suite 1100

Atlanta, Georgia 30305

Attention: General Counsel and Corporate Secretary

Email: tdempsey@repay.com

with a copy to (which shall not constitute notice):

Troutman Pepper Locke LLP
600 Peachtree Street NE, Suite 3000
Atlanta, Georgia 30305

Attention: David W. Ghegan

Heather M. Ducat

Email: david.ghegan@troutman.com

heather.ducat@troutman.com

and

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004

Attention: Lawrence S. Elbaum

Patrick Gadson

Andrew Gerlach

Email: elbauml@sullcrom.com

gadsonp@sullcrom.com

gerlacha@sullcrom.com

Signature Page to Cooperation Agreement

ACKNOWLEDGED AND AGREED:

PCP MANAGERS II, L.P.

By: /s/ Zachary Sadek

Name: Zachary Sadek

Title: Authorized Signatory

Address for Notices to the Investor Party:

PCP Managers II, L.P.

c/o Parthenon Capital Partners

600 Montgomery Street

San Francisco, CA 94111

Attention: Zach Sadek

Email: [***]

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

333 W Wolf Point Plaza
Chicago, IL 60654

Attention:	Jeffrey Seifman, P.C.
Email:	jeffrey.seifman@kirkland.com

Kirkland & Ellis LLP
601 Lexington Avenue

New York, NY 10012

Attention:	David M. Klein, P.C.
Email:	dklein@kirkland.com

Signature Page to Cooperation Agreement

Exhibit A

REPAY HOLDINGS CORPORATION

July 13, 2026

PCP Managers II, L.P.

c/o Parthenon Capital Partners

600 Montgomery Street

San Francisco, CA 94111

Attention: Zach Sadek

Email: [***]

Re: Confidentiality Agreement between Repay Holdings Corporation and PCP Managers II, L.P.

Reference is made to that certain Cooperation Agreement (the “Cooperation Agreement”) entered into as of July 13, 2026, by and among Repay Holdings Corporation (the “Company”) and PCP Managers II, L.P. (“Parthenon”), pursuant to which the Company has agreed to, among other things, appoint Zach Sadek to the Company’s Board of Directors (the “Board”), subject to the covenants and other agreements contained in the Cooperation Agreement. The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, for so long as Mr. Sadek remains a member of the Board, he may, if and to the extent he desires to do so, disclose and discuss Confidential Information (as defined below), which shall not include any Prohibited Information (as defined below), to Parthenon solely (a) in connection with the Permitted Purpose (as defined below) and (b) subject to the terms and conditions set forth in this letter agreement, only to the extent permitted to be disclosed pursuant to Sections 2 and 3 of this letter agreement. As a material inducement to the Company permitting the disclosure of Confidential Information to Parthenon and the Parthenon Recipients (as defined below and as contemplated hereunder), the parties hereto agree as follows:

1.
All non-public, confidential or proprietary information, whether written or oral, concerning the Company or any of its current or former Affiliates (as defined below), subsidiaries, employees, officers, directors, stockholders, customers, clients, agents, contractors, consultants, attorneys or vendors that is made available to Parthenon or any Parthenon Recipient by or on behalf of Mr. Sadek after the date hereof, to the extent such information was received by Mr. Sadek in his capacity as a member of the Board, is referred to in this letter agreement as “Confidential Information.” Confidential Information also includes those portions of reports, materials, notes, analyses, compilations, studies, forecasts, extracts, interpretations or other documents prepared by Parthenon or any Parthenon Recipient, which contain, reflect or are based upon the Confidential Information. Confidential Information does not include, however, information that (a) was, is or becomes generally available to the public other than as a result of any disclosure or action by Parthenon or any Parthenon Recipient in violation of this letter agreement, the Cooperation Agreement or any other obligation owed to the Company or any of the Company’s Representatives of which Parthenon has actual knowledge; (b) was or is in Parthenon’s or any Parthenon

Recipient’s possession prior to it being furnished by the Company, any of the Company’s Representatives or Mr. Sadek or otherwise becomes available to Parthenon or any Parthenon Recipient on a nonconfidential basis, in each case, from a person (as defined below) (other than the Company, the Company’s Representatives or Mr. Sadek) who, to Parthenon or such Parthenon Recipient’s actual knowledge, is or, at the time of such disclosure, was, not prohibited from disclosing such information by a contractual, legal or fiduciary obligation to the Company or any of its Representatives; or (c) is or has been independently acquired or developed by Parthenon or any Parthenon Recipient without use of or reference to the Confidential Information in breach of this letter agreement. As used in this letter agreement, the term “Representative” means, as to any person, such person’s directors, partners, officers, managers, general partners, employees, agents, consultants and advisors (including financial advisors, accountants and internal and external legal counsel). As used in this letter agreement, the term “person” shall be broadly interpreted to include, without limitation, any corporation, company, partnership or other legal or business entity or any individual.
2.
Subject to, and in accordance with, the terms of this letter agreement and the Cooperation Agreement, the Company, Parthenon and each Parthenon Recipient agree that Mr. Sadek may disclose Confidential Information to Parthenon; provided, that, such Confidential Information may not include (a) any materials prepared for the Board (or any committee thereof) or (b) any legal advice provided by external or internal counsel to the Company if it is reasonably likely that such disclosure would constitute or result in a waiver of the Company’s attorney-client privilege or attorney work-product privilege (both with respect to internal and external legal counsel) (such information referred to in clauses (a) and (b) of this Section 2, collectively, “Prohibited Information”).
3.
Subject to the provisions of Section 6 of this letter agreement, unless the Company otherwise provides prior consent and agreement, Parthenon and each Parthenon Recipient agrees to (a) use all Confidential Information solely in connection with monitoring and evaluating Parthenon’s investment in the Company (the “Permitted Purpose”), (b) abstain from using any Confidential Information for any purpose other than the Permitted Purpose, and (c) except as required by Law (as defined below), keep strictly confidential all Confidential Information and not disclose any Confidential Information to any other person in any manner whatsoever; provided, however, that Parthenon may disclose Confidential Information to Representatives of Parthenon who (i) need to know the particular Confidential Information for Parthenon in furtherance of the Permitted Purpose, (ii) are informed by Parthenon in advance of the confidential nature of the Confidential Information and (iii) other than with respect to Parthenon’s external legal counsel, agree to comply with and be bound by the terms of this letter agreement applicable to such Representatives as if they were parties hereto (any such Representative, a “Parthenon Recipient”). Parthenon acknowledges that it shall be responsible and liable for any breach of the terms of this letter agreement by Parthenon or any Parthenon Recipient. Parthenon and each Parthenon Recipient agree to use reasonable best efforts to prevent prohibited or unauthorized disclosure or use of any Confidential Information. Notwithstanding anything herein to the contrary, so long as Parthenon and the Parthenon Recipients do not trade or otherwise engage in transactions related to the securities of the Company in violation of the Company’s Securities Trading Policy (the “Insider Trading Policy”), the Company will not presume or infer that such trades or transactions were made, directly or indirectly, based upon Confidential Information. As used in this letter agreement, “Law” means any applicable law, regulation (including, without limitation, any rule, regulation or policy statement of any organized securities exchange, market or automated quotation system on which any of the Company’s securities are listed or quoted) or valid legal or judicial process (including, without limitation, in connection with any deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process), or demand, request or requirement of any governmental authority. The Company acknowledges and agrees that Parthenon and its Affiliates are in the business of evaluating, making, and managing investments in businesses, and acquiring, owning, and selling businesses, including businesses that may be similar to or in competition with the Company. Subject to Parthenon and each Parthenon Recipient’s compliance with the provisions set forth in this letter agreement, this letter agreement does not limit or restrict Parthenon or any Parthenon Recipient’s right or ability, now or in the future, with respect to evaluating, making, or managing such investments, or effecting such acquisition, owning, or sale of such competitive or similar businesses.
4.
Parthenon and each Parthenon Recipient acknowledge and agree that, except as expressly set forth in this letter agreement, none of Parthenon or any Parthenon Recipient shall be entitled to share or otherwise provide any access to any Confidential Information received pursuant to this letter agreement.
5.
Notwithstanding anything herein to the contrary, Parthenon understands and agrees that disclosure of any Confidential Information by Mr. Sadek shall be subject in all cases to his fiduciary duties (including, without limitation, duties of care and loyalty) to the Company and its stockholders, and that Mr. Sadek will be governed by the same obligations regarding confidentiality, conflicts of interest, related party transactions, fiduciary duties, codes of conduct, trading and disclosure policies, including, without limitation, the Insider Trading Policy, and other governance guidelines and policies of the Company, in each case, in effect and as amended from time to time, as are applicable to all non-employee directors of the Company. Notwithstanding anything herein to the contrary, Parthenon understands and agrees that nothing in this letter agreement shall prohibit or restrict Mr. Sadek from exercising his rights, and his fiduciary duties to the Company and its stockholders, as a director of the Company or restrict his discussions in such capacity with or among other members of the Board and/or the Company’s Representatives.
6.
Notwithstanding anything herein to the contrary, in the event Parthenon or any Parthenon Recipient (each, a “Compelled Discloser”) is required by Law to disclose any Confidential Information, then such Compelled Discloser agrees (a) to provide to the Company, to the extent practicable and legally permissible, prompt notice of such requirement prior to such disclosure in order to enable the Company to seek an appropriate protective order or other remedy (and, if the Company seeks such an order or remedy, to provide such cooperation, at the Company’s sole expense, as the Company shall reasonably request); and (b) to consult with the Company, to the extent practicable and legally permissible, with respect to the Company taking steps, at the Company’s sole expense, to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this letter agreement. In the event that such protective order or other remedy is not obtained, or the Company waives compliance, in whole or in part, with the terms of this letter agreement, such Compelled Discloser shall disclose only that portion of the Confidential Information that, on the advice of counsel, is legally required to be disclosed, and to use commercially reasonable efforts, at the Company’s sole expense, to ensure that all Confidential Information so disclosed will be accorded confidential treatment. Notwithstanding anything to the contrary in this letter agreement, Confidential Information may be disclosed in response to a routine audit, examination or request from a regulatory or self-regulatory authority or bank examiner, without providing notice or otherwise having to comply with any of the foregoing provisions of this Section 6, so long as such audit, examination or request is not directed at the Company or the Confidential Information.
7.
This letter agreement shall not create any obligation on the part of the Company, any of the Company’s Representatives or Mr. Sadek to provide Confidential Information to Parthenon or any Parthenon Recipient, nor shall it entitle Parthenon or any Parthenon Recipient to attend or participate in any meetings or discussions of the Board, including, without limitation, regularly scheduled Board meetings and Board committee meetings.
8.
All Confidential Information is and shall remain the property of the Company. Neither Parthenon nor any Parthenon Recipient shall, for any reason, including, without limitation, by virtue of the Company’s or Mr. Sadek’s disclosure of and/or Parthenon’s or any Parthenon Recipient’s use of any Confidential Information, acquire any rights with respect to any Confidential Information, all of which rights (including, without limitation, all intellectual property rights) shall remain exclusively with the Company. After the date Mr. Sadek no longer serves as a member of the Board (such date, the “Departure Date”), at the Company’s request for any reason, Parthenon and each Parthenon Recipient shall promptly return to the Company, or destroy, all Confidential Information (including, without limitation, all copies or reproductions thereof in whatever form or medium, including, without limitation, electronic copies) furnished hereunder to, or otherwise prepared by, Parthenon or any Parthenon Recipient (with the decision as to whether return or destruction is the means used to be solely in Parthenon’s discretion; provided, that, in the case of destruction, any such destruction must upon the Company’s request be confirmed in writing to the Company by a duly authorized representative of Parthenon). Notwithstanding the foregoing, Parthenon and/or any Parthenon Recipient may retain an archival copy of any Confidential Information in accordance with its bona fide written policies and procedures (such as document retention policies) in order to comply with Law or for audit, legal or regulatory compliance purposes and shall not be required to delete copies of Confidential Information stored on its backup media and servers in accordance with its bona fide internal security and/or disaster recovery procedures, in effect and as amended from time to time, and where such information is not reasonably accessible to an end-user; provided, however, that, for so long as such Confidential Information is so retained, it shall remain subject to the confidentiality and use restrictions contained herein until the date such information no longer constitutes Confidential Information hereunder.
9.
Parthenon and each Parthenon Recipient acknowledge that neither the Company nor any of its Representatives makes any express or implied representation or warranty as to the completeness and accuracy of any Confidential Information, and agrees that none of such persons shall have any liability to Parthenon or any Parthenon Recipient relating to or arising from his, its or their use of any Confidential Information or for any errors therein or omissions therefrom. Parthenon and each Parthenon Recipient also agree that Parthenon and the Parthenon Recipients are not entitled to rely on the completeness or accuracy of any Confidential Information.
10.
Parthenon and each Parthenon Recipient acknowledge that the Confidential Information may constitute material non-public information under applicable federal and state securities laws and that U.S. securities laws impose restrictions on trading securities when in possession of such information and on communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to trade in such securities. Parthenon and each Parthenon Recipient acknowledge and agree that Parthenon and each Parthenon Recipient is aware of the policies of the Company related to the trading of Company securities when in possession of material non-public information, including, without limitation, the Insider Trading Policy, and that Mr. Sadek will as a director of the Company be required to abide by and comply with any and all policies of the Company related to the trading of Company securities when in possession of material non-public information, including, without limitation, the Insider Trading Policy. Nothing herein shall constitute an admission by any party that any Confidential Information in fact contains material non-public information concerning the Company. For so long as Mr. Sadek serves on the Board, the Company shall provide Parthenon with at least two business days’ advance written notice of each opening and expiration of each open trading window of the Company, and Parthenon shall not purchase or sell, directly or indirectly, any securities of the Company during any blackout periods applicable to all directors under the Insider Trading Policy; provided, that, for purposes of this Section 10, any advance notice provided to Mr. Sadek of such opening and expiration of any open trading window of the Company shall be deemed advance notice provided to Parthenon. Notwithstanding anything to the contrary contained in this letter agreement but subject to this Section 10, nothing contained in this letter agreement shall prevent or limit Parthenon from purchasing or selling or otherwise trading (or offering to do so) securities of the Company (and Parthenon is hereby expressly permitted to purchase, sell or otherwise trade (or offer to do so) securities of the Company) during each open trading window, subject to the terms of the Cooperation Agreement and applicable law.
11.
To the extent that any Confidential Information includes materials subject to the attorney-client privilege, Parthenon and each Parthenon Recipient agree that the Company is not waiving, and shall not be deemed to have waived or diminished, its attorney work-product protections, attorney-client privileges or similar protections and privileges as a result of the Company’s or Mr. Sadek’s disclosure of any such Confidential Information (including, without limitation, Confidential Information related to pending or threatened litigation) to Parthenon or any Parthenon Recipient.
12.
Until the Cooperation Agreement is terminated consistent with its terms, each party hereby covenants and agrees that it shall not, and it shall cause its respective controlled Affiliates (as defined below) not to, and Parthenon shall cause the Investor Covered Persons not to, without the prior written consent of the other parties, make any public statement, including, without limitation, by filing or furnishing any document to the U.S. Securities and Exchange Commission, or speaking to any analyst or member of the press, in a manner that criticizes, or disparages the other party, the other party’s Affiliates, the other party’s or its Affiliates’ current or former directors, officers, employees, principals, members or general partners, in each case in their capacities as such, or the other party’s or its Affiliates’ businesses, products or services; provided, that nothing in this Section 12 shall restrict any employee of any of Parthenon, its controlled Affiliates, the Investor Covered Persons or any other person from making a factual statement. The restrictions set forth in this Section 12 shall not (a) apply (i) to any compelled testimony or production of information, whether by legal process, subpoena or as part of a response to a request for information from any governmental or regulatory authority with jurisdiction over the party from whom information is sought, in each case, to the extent required, or (ii) to any disclosure that such party reasonably believes, after consultation with legal counsel, to be required by Law, in each case of clause (i) or (ii), solely to the extent that such restrictions would require a violation of the applicable requirement, and with respect to Parthenon or any Parthenon Recipient, solely to the extent that such legal requirement compelling disclosure does not arise as a result of any action taken by Parthenon or such Parthenon Recipient in violation of this letter agreement or the Cooperation Agreement. The restrictions in this Section 12 shall not prevent a party from responding to any public statement made by any other party of the nature described in this Section 12, if such statement by the other party was made in breach of this letter agreement. The term “Affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act; provided, however, that, for purposes of this letter agreement, Parthenon shall not be deemed an Affiliate of the Company and the Company shall not be deemed an Affiliate of Parthenon; provided, further, that “Affiliates” of a person shall not include any entity, solely by reason of the fact that one or more of such person’s employees or principals serves as a member of its board of directors or similar governing body, unless such person otherwise controls such entity (as the term “control” is defined in Rule 12b-2 under the Exchange Act); provided, further, that with respect to Parthenon, “Affiliates” shall not include any portfolio operating company (as such term is understood in the private equity industry) of any of Parthenon or its Affiliates (unless such portfolio operating company is acting at the direction of Parthenon or any of its Affiliates to engage in conduct that is prohibited by this letter agreement).
13.
It is understood and agreed by the parties hereto that money damages may be an insufficient remedy for any actual or threatened breach of this letter agreement and that, without prejudice to the rights and remedies otherwise available, the Company shall be entitled to seek equitable relief by way of injunction, specific performance or otherwise if Parthenon or any Parthenon Recipient breach or threaten to breach any of the provisions of this letter agreement.
14.
It is further understood and agreed that no failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.
15.
This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its conflict of laws principles. The parties agree that exclusive jurisdiction and venue for any lawsuit, claim or proceeding before any court (each, a “Legal Proceeding”) arising out of or related to this letter agreement shall exclusively lie in the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts sitting in the State of Delaware, and any appellate court from any such state or Federal court. Each party waives any objection it may now or hereafter have to the laying of venue of any such Legal Proceeding, and irrevocably submits to personal jurisdiction in any such court in any such Legal Proceeding and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any court that any such Legal Proceeding brought in any such court has been brought in any inconvenient forum. Each party consents to accept service of process in any such Legal Proceeding by (a) in the case of the Company, service of a copy thereof upon either its registered agent in the State of Delaware or the Secretary of State of the State of Delaware, with a copy delivered to it by certified or registered mail, postage prepaid, return receipt requested, addressed to it at the address specified on the signature pages of this letter agreement; and (b) in the case of Parthenon or any Parthenon

Recipient, by certified or registered mail, postage prepaid, return receipt requested, addressed to it at the address specified on the signature pages of this letter agreement. Nothing contained herein shall be deemed to affect the right of any party to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT.
16.
This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by any party hereto without the express written consent of the other parties hereto.
17.
If any term or other provision of this letter agreement is invalid, illegal or incapable of being enforced under any Law or public policy, all other terms and provisions of this letter agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this letter agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the protections afforded hereby are fulfilled to the maximum extent possible.
18.
This letter agreement contains the entire agreement between the Company, Parthenon and any Parthenon Recipient, as applicable, concerning the confidentiality of the Confidential Information and supersedes in its entirety all prior agreements between them with respect to Confidential Information. This letter agreement may be amended only by an agreement in writing executed by the Company and Parthenon. This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures (including, without limitation, electronic signatures) to this letter agreement transmitted by electronic mail shall have the same effect as physical delivery of a paper document bearing an original signature.
19.
All notices, consents, determinations, waivers, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be delivered by certified mail, overnight courier or electronic mail to the addresses specified on the signature pages of this letter agreement.
20.
This letter agreement shall terminate and be of no further force or effect upon the date that is the one- (1-) year anniversary of the Departure Date; provided, however, that, notwithstanding the termination of this letter agreement, (a) Mr. Sadek, Parthenon and each Parthenon Recipient shall continue to maintain the confidentiality of any non-public Confidential Information provided to him, her or it prior to such termination in accordance with the terms of this letter agreement until the date such information no longer constitutes Confidential Information hereunder; and (b) any liability for breach of this letter agreement (including, without limitation, the failure to return or destroy all Confidential Information pursuant to Section 8 of this letter agreement) prior to such termination shall survive such termination.
21.
No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this letter agreement.

(Remainder of Page Intentionally Left Blank)

If the foregoing accurately sets forth our agreements, please sign this letter agreement where indicated below.

Sincerely,

REPAY HOLDINGS CORPORATION

By:

Name:

Title:

Address for Notices to the Company:

Repay Holdings Corporation

3060 Peachtree Road NW, Suite 1100

Atlanta, Georgia 30305

Attention: General Counsel and Corporate Secretary

Email: tdempsey@repay.com

with a copy to (which shall not constitute notice):

Troutman Pepper Locke LLP
600 Peachtree Street NE, Suite 3000
Atlanta, Georgia 30305

Attention: David W. Ghegan

Heather M. Ducat

Email: david.ghegan@troutman.com

heather.ducat@troutman.com

and

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004

Attention: Lawrence S. Elbaum

Patrick Gadson

Andrew Gerlach

Email: elbauml@sullcrom.com

gadsonp@sullcrom.com

gerlacha@sullcrom.com

Signature Page to Letter Agreement

ACKNOWLEDGED AND AGREED:

PCP MANAGERS II, L.P.

By: PCP Manager II GP, LLC

By:

Name:

Title:

Address for Notices to Parthenon and each Parthenon Recipient:

PCP Managers II, L.P.

c/o Parthenon Capital Partners

600 Montgomery Street

San Francisco, CA 94111

Attention: Zach Sadek

Email: [***]

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

333 W Wolf Point Plaza
Chicago, IL 60654

Attention:	Jeffrey Seifman, P.C.
Email:	jeffrey.seifman@kirkland.com

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10012

Attention:	David M. Klein, P.C.
Email:	dklein@kirkland.com

Signature Page to Letter Agreement